SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 1997
(January 10, 1997)


                         SOVRAN SELF STORAGE, INC.
            (Exact Name of Registrant as Specified in Charter)


      Maryland                       1-13820             16-1194043
(State or other jurisdiction of     (Commission       (I.R.S. Employer
incorporation or organization)      File Number)       Identification No.)



                             5166 Main Street
                          Williamsville, NY 14221
                 (Address of Principal Executive Offices)


    Registrant's telephone number, including area code:  (716) 633-1850


                              NOT APPLICABLE
       (Former name or former address, if changed since last report)


















__________________________________________________________________________

Item 2.  Acquisition or Disposition of Assets

     Sovran Self Storage, Inc. (the "Company") has consummated the acquisition of 42 self-storage facilities through Sovran Acquisition Limited Partnership, L.P. ("OP"), a limited partnership controlled by the Company. The 42 facilities totaling approximately 2,360,823 square feet are located in 8 states and were purchased for approximately $101 million.

     All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations, borrowings under the Company's line of credit, the assumption of certain mortgages payable and seven facilities were partially acquired through the issuance of Operating Partnership Units (OP Units). Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

     The following provides certain additional information concerning the 42 facilities:

                                             Date of                    Square
Location          Seller                     Acquisition    Price        Feet
_______________________________________________________________________________
Youngstown, OH    Self Service Mini Storage   1/10/97     $ 2,738,000    55,525
Akron, OH         Self Service Mini Storage   1/10/97       1,883,000    37,720
Cleveland, OH     Self Service Mini Storage   1/10/97       3,424,000    68,110
Cleveland, OH     Self Service Mini Storage   1/10/97       3,307,000    65,125
Cleveland, OH     Self Service Mini Storage   1/10/97       3,553,000    73,450
Cleveland, OH     Self Service Mini Storage   1/10/97       2,262,000    46,625
Cleveland, OH     Self Service Mini Storage   1/10/97       3,471,000    69,750
Cleveland, OH     Self Service Mini Storage   1/10/97       2,337,000    45,275
Cleveland, OH     Self Service Mini Storage   1/10/97       2,766,000    53,748
Grand Rapids, MI  Extra Room Limited
                   Partnerships               1/17/97       2,082,000    57,900
Grand Rapids, MI  Extra Room Limited
                   Partnerships               1/17/97       1,006,000    32,300
Kalamazoo, MI     Extra Room Limited
                   Partnerships               1/17/97       2,358,000    58,214
Lansing, MI       Extra Room Limited
                   Partnerships               1/17/97       1,655,000    43,943
Holland, MI       Extra Room Limited
                   Partnerships               1/17/97       2,277,000    95,088
San Antonio, TX   Bankler Partnership         1/30/97       2,158,000    48,782
Universal, TX     Bankler Partnership         1/30/97       1,579,000    35,100
San Antonio, TX   Bankler Partnership         1/30/97       1,989,000    44,600


                                        2

Houston, TX       M. Properties Inc.          3/26/97       3,196,000    69,650
Houston, TX       M. Properties Inc.          3/26/97       2,842,000    61,861
Houston, TX       M. Properties Inc.          3/26/97       1,647,000    35,600
Lynchburg, VA     Montague-Betts Company      3/31/97       1,673,000    47,200
Lynchburg, VA     Montague-Betts Company      3/31/97       1,612,000    41,250
Lynchburg, VA     Montague-Betts Company      3/31/97         863,000    22,000
Christiansburg,
 VA               Montague-Betts Company      3/31/97       1,340,000    36,673
Chesapeake, VA    Montague-Betts Company      3/31/97       1,278,000    35,901
Danville, VA      Montague-Betts Company      3/31/97       1,781,000    49,776
Orlando, FL       Montague-Betts Company      3/31/97       1,422,000    37,372
Delray, FL        Delray Mini Storage
                   Partners                   4/11/97       2,244,000    50,395
Savannah, GA      P.B. Realty Inc.             5/8/97       1,488,000    50,975
Delray, FL        Safeway Self Storage        5/21/97       4,200,000    71,218
Cleveland, OH     Easy Storage Partnership     6/4/97       1,496,000    47,050
Dallas, TX        Diller Corporation          6/30/97       4,746,000   121,707
Dallas, TX        Diller Corporation          6/30/97       4,780,000   104,303
Dallas, TX        Diller Corporation          6/30/97       2,806,000    79,056
Dallas, TX        Diller Corporation          6/30/97       1,808,000    71,938
Houston, TX       Diller Corporation          6/30/97       2,540,000    75,500
Atlanta, GA       Jones Bridge Road Self
                   Storage, Inc.              7/24/97       4,729,000    80,265
Atlanta, GA       Roswell Road Self Storage,
                   Inc.                       7/24/97       3,508,000    59,450
Atlanta, GA       Tilly Mill Self Storage LP  8/21/97       4,116,000    67,275
Greensboro, NC    Triad Holding LLC           9/25/97       1,316,000    32,198
Greensboro, NC    Triad Holding LLC           9/25/97         416,000     9,755
Baton Rouge, LA   Seapea Inc.                 10/9/97       2,136,000    71,200
                                                          ___________ _________
                                                         $100,828,000 2,360,823

Item 7.  Financial Statements and Exhibits

                                                            Page

(a)  Financial Statements Applicable to Real Estate
     Properties Acquired

     *    Report of Independent Auditors                     5
     *    Acquisition Facilities Historical Summaries of
          Combined Gross Revenue and Direct Operating
          Expenses for the year ended December 31, 1996
          and the six months ended June 30, 1997.            6
     *    Acquisition Facilities Notes to Historical
          Summaries of Combined Gross Revenue and Direct
          Operating Expenses for the year ended
          December 31, 1996 and the six months ended
          June 30, 1997.                                    7-8

(b)  Pro Forma Financial Information

     *    Sovran Self Storage, Inc., Pro Forma Combined
          Financial Information                              10
     *    Sovran Self Storage, Inc., Pro Forma Combined
          Balance Sheet as of June 30, 1997                  11
     * Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations For the Six months ended
          June 30, 1997                                      12
     * Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations For the Year ended
          December 31, 1996                                  13
     *    Sovran Self Storage, Inc., Notes to Pro Forma
          Combined Financial Statements                      14

 (c) Exhibits

     Exhibit                  Description
       No.

       23      Consent of Independent Auditors, Ernst &
               Young LLP.                                    16

                [Ernst & Young L.L.P. Letterhead]





                 Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for thirty-four self storage facilities (the "Acquisition Facilities") as described in Note 1, for the year ended December 31, 1996. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc.
Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquisition Facilities' revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquisition
Facilities for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP

Buffalo, New York
October 10, 1997

                             Acquisition Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)
                                                                    Six months
                                                                      ended
                                                                     June 30,
                                                                       1997
                                                                    ___________
                                    December 31, 1996                 Total
                          _____________________________________
                              34            8          Total            42
                          Acquisition  Acquisition      42          Acquisition
                           (audited)   (unaudited)   Facilities     (unaudited)
                          ___________  ___________   __________     ___________
Revenues:
     Rental income        $   11,585   $     2,141   $   13,726     $     3,780
     Other income                125            27          152              40
                          _____________________________________________________
       Total revenue          11,710         2,168       13,878           3,820

Direct Operating Expenses:
     Property operations
      and maintenance          2,520           577        3,097             816
     Real estate taxes         1,011           138        1,149             351
                          _____________________________________________________
       Total direct
       operating expenses      3,531           715        4,246           1,167
                          _____________________________________________________
Revenue in excess of
 direct operating
 expenses                 $    8,179    $    1,453   $    9,632     $     2,653
                          =====================================================

See accompanying notes.



                     Acquisition Facilities

        Notes to Historical Summaries of Combined Gross
              Revenue and Direct Operating Expenses

                         (in thousands)


1.   Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the following 34 facilities acquired since
January 1, 1997, which have been audited, and the following 8 facilities acquired since January 1, 1997, which are unaudited. These 42 facilities, which have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Partnership") for an aggregate purchase price of $101 million, are collectively referred to as the "42 Acquisition Facilities". The general partner of the Partnership is Sovran Self Storage, Inc. (the "Company").

34 Acquisition Facilities - Audited
Location       Date of Acquisition      Location            Date of Acquisition
Youngstown, OH      1/10/97             Houston, TX                3/26/97
Akron, OH           1/10/97             Houston, TX                3/26/97
Cleveland, OH       1/10/97             Houston, TX                3/26/97
Cleveland, OH       1/10/97             Lynchburg, VA              3/31/97
Cleveland, OH       1/10/97             Lynchburg, VA              3/31/97
Cleveland, OH       1/10/97             Lynchburg, VA              3/31/97
Cleveland, OH       1/10/97             Christiansburg, VA         3/31/97
Cleveland, OH       1/10/97             Chesapeake, VA             3/31/97
Cleveland, OH       1/10/97             Danville, VA               3/31/97
Grand Rapids, MI    1/17/97             Orlando, FL                3/31/97
Grand Rapids, MI    1/17/97             Savannah, GA                5/8/97
Kalamazoo, MI       1/17/97             Delray, FL                 5/21/97
Lansing, MI         1/17/97             Dallas, TX                 6/30/97
Holland, MI         1/17/97             Dallas, TX                 6/30/97
San Antonio, TX     1/30/97             Dallas, TX                 6/30/97
Universal, TX       1/30/97             Dallas, TX                 6/30/97
San Antonio, TX     1/30/97             Houston, TX                6/30/97

8 Acquisition Facilities - Unaudited

The following 8 Acquisition Facilities were not audited as the Company believes these facilities are not material either individually or in the aggregate.

Location       Date of Acquisition      Location            Date of Acquisition
Delray, FL          4/11/97             Atlanta, GA               8/21/97
Cleveland, OH        6/4/97             Greensboro, NC            9/25/97
Atlanta, GA         7/24/97             Greensboro, NC            9/25/97
Atlanta, GA         7/24/97             Baton Rouge, LA           10/9/97


                     Acquisition Facilities

        Notes to Historical Summaries of Combined Gross
              Revenue and Direct Operating Expenses

                         (in thousands)


1.   Basis of Presentation (continued)

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 42 Acquisition Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 42 Acquisition Facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.   Unaudited Interim Periods

The unaudited interim Historical Summaries for the six months ended June 30, 1997, have been prepared in accordance with generally accepted accounting principles for interim financial information. The operations of the 42 Acquisition Facilities through the date of acquisition are included in the unaudited Historical Summaries. Operations subsequent to acquisition are included in the financial statements of the Company. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997, are not necessarily indicative of future operating results.

3.   Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts or revenue and expenses during the reporting period. Actual results could differ from those estimates.

                    Sovran Self Storage, Inc.
            Pro Forma Combined Financial Information

The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 and unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect the acquisition of 42 self storage facilities (the "42 Acquisition Facilities") and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. in the Company's 10-Q for the period ended June 30, 1997, and the other financial information in the Company's 1996 Annual Report to Shareholders and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 6 Acquisition Facilities that were purchased after June 30, 1997, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 42 Acquisition Facilities were purchased at the beginning of the period reflected thereon. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                            Sovran Self Storage, Inc.
                        Pro Forma Combined Balance Sheet
                                  June 30, 1997
                                 (in thousands)
                                   (unaudited)

                                  Sovran
                               Self Storage    Pro Forma          Sovran
                                Historical    Adjustments    Self Storage, Inc.
                                 (Note 1)      (Note 2)          Pro Forma
                               ________________________________________________
Assets
  Investment in storage
   facilities, net             $   299,827    $    16,221    $   316,048
  Cash and cash equivalents          3,316              -          3,316
  Accounts receivable                  685              3            688
  Prepaid expenses and other
   assets                            2,092              -          2,092
                               ________________________________________________
     Total assets              $   305,920    $    16,224    $   322,144
                               ================================================
Liabilities
  Line of credit               $    15,000    $    16,141    $    31,141
  Accounts payable and
   accrued liabilities               3,004             18          3,022
  Deferred revenue                   2,050             65          2,115
  Accrued dividends                  6,355              -          6,355
  Mortgage payable                   3,559              -          3,559
                               ________________________________________________
     Total liabilities              29,968         16,224         46,192

  Minority interest                 10,948              -         10,948

Shareholders' Equity
  Common stock, $.01 par value         122              -            122
  Additional paid-in capital       270,123              -        270,123
  Unearned restricted stock            (33)             -            (33)
  Dividends in excess of net
   income                           (5,208)             -         (5,208)
                               ________________________________________________
     Total shareholders' equity    265,004              -        265,004

     Total liabilities and
     shareholders' equity      $   305,920    $    16,224    $   322,144
                               ================================================


See notes to pro forma combined financial information


                                      Sovran Self Storage, Inc.
                             Pro Forma Combined Statement of Operations
                               For the Six months ended June 30, 1997
                          (in thousands, except per share data) (unaudited)

                                Sovran           42
                             Self Storage     Acquisition    Pro Forma          Sovran
                              Historical      Facilities    Adjustments    Self Storage, Inc.
                               (Note 1)        (Note 3)       (Note 4)          Pro Forma
                              _________________________________________________________________
Revenues:
  Rental income               $  22,302      $    3,780     $      -       $   26,082
  Interest and other income         368              40            -              408
                              _________________________________________________________________
     Total revenues              22,670           3,820            -           26,490
Expenses:
  Property operations and
   maintenance                    4,408             816            -            5,224
  Real estate taxes               1,775             351            -            2,126
  General and administrative      1,330               -           70 (a)        1,400
  Interest                          818               -          337 (b)        1,155
  Depreciation and
   amortization                   3,216               -          542 (c)        3,758
                              _________________________________________________________________
     Total expenses              11,547           1,167          949           13,663
                              _________________________________________________________________
Net income before minority
 interest                        11,123           2,653         (949)          12,827
  Minority interest                (250)              -         (136) (d)        (386)
                              _________________________________________________________________
Net income                    $  10,873      $    2,653    $  (1,085)      $   12,441
                              =================================================================
Earnings per share            $    0.96                                    $     1.02 (e)
                              =========                                    ==============
Common shares used in
 earnings per share
 calculation                 11,338,457                                    12,220,921 (e)
Dividends declared per
 share                       $     1.04                                    $     1.04
                             ==========                                    ==========
See notes to pro forma combined financial information
                                                 12
                                      Sovran Self Storage, Inc.
                             Pro Forma Combined Statement of Operations
                                For the Year ended December 31, 1996
                          (in thousands, except per share data) (unaudited)

                                Sovran           42
                             Self Storage     Acquisition    Pro Forma          Sovran
                              Historical      Facilities    Adjustments    Self Storage, Inc.
                               (Note 1)        (Note 3)       (Note 4)          Pro Forma
                             __________________________________________________________________
Revenues:
  Rental income              $   32,946       $   13,726    $       -      $   46,672
  Interest and other income         651              152            -             803
                             __________________________________________________________________
     Total revenues              33,597           13,878            -          47,475
Expenses:
  Property operations and
   maintenance                    6,662            3,097            -           9,759
  Real estate taxes               2,464            1,149            -           3,613
  General and administrative      2,282                -          418 (a)       2,700
  Interest                        1,924                -          386 (b)       2,310
  Depreciation and amortization   4,583                -        2,092 (c)       6,675
                              _________________________________________________________________
     Total expenses              17,915            4,246        2,896          25,057
                              _________________________________________________________________
Net income before minority
 interest                        15,682            9,632       (2,896)         22,418
  Minority interest                 (23)               -         (652) (d)       (675)
                              _________________________________________________________________
Net income                    $  15,659       $    9,632    $  (3,548)     $   21,743
                              =================================================================
Earnings per share            $    1.88                                    $     1.78 (e)
                              =========                                    ==============
Common shares used in
 earnings per share
 calculation                  8,328,954                                    12,220,921 (e)
Dividends declared per
 share                       $     2.05                                    $     2.05
                             ==========                                    ==========

See notes to pro forma combined financial information
                                                 13

                    Sovran Self Storage, Inc.
        Notes to Pro Forma Combined Financial Statements
              (in thousands, except per share data)
                           (unaudited)


1.   Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the six months ended June 30, 1997 and for the year ended December 31, 1996, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.

2.   Pro Forma Adjustments - Balance Sheet

These adjustments reflect the 6 acquisitions which occurred subsequent to June 30, 1997 and were not included in the Sovran Self Storage Historical June 30, 1997 balance sheet. The facilities were purchased from unaffiliated parties for an aggregate purchase price of approximately $16.2 million. The acquisition price was funded with borrowings under the Company's line of credit.

3.   42 Acquisition Facilities - Statements of Operations

The statements of operations for the 42 Acquisition Facilities reflects the results of operations for the 42 Acquisition Facilities for the year ended December 31, 1996, and the results of operations of the 42 Acquisition Facilities up to the date acquired or for the six months ended June 30, 1997, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

4.   Pro Forma Adjustments - Statements of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit utilized to fund the purchase of the Acquisition Facilities.

(c) To record additional depreciation expense related to the Acquisition Facilities based on a 39 year life and approximately $82 million of the purchase price being allocated to depreciable assets.

(d) To adjust minority interest based on adjustments to net income of the Company.

(e) Pro forma earnings per share calculated as if the April 16, 1997 common stock offering had occurred at the beginning of the periods presented.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


SOVRAN SELF STORAGE, INC.


By:  /s/  David L. Rogers
        David L. Rogers
        Chief Financial Officer


Date:  October 23, 1997

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08883) of our report dated October 10, 1997, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-21679) pertaining to the 1995 Award and Option Plan and the 1995 Directors' Stock Option Plan of Sovran Self Storage, Inc. of our report dated October 10, 1997, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1996.


                                        ERNST & YOUNG LLP

Buffalo, New York
October 10, 1997